SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
 SCHEDULE 14A INFORMATION

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USA Synthetic Fuel Corporation
(Name of Registrant as Specified In Its Charter)

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USA SYNTHETIC FUEL CORPORATION
1717 Pennsylvania Avenue N.W.
Suite 1025
 Washington, D.C. 20006

May 8, 2014

Dear Stockholder:

We are pleased to invite you to the 2014 Annual Meeting of Stockholders of USA Synthetic Fuel Corporation (the “Company”), which will be held Thursday, May 22, 2014 at 9:00 a.m. (EST) at the Company’s offices, Suite 1025, 1717 Pennsylvania Ave. N.W. Washington, D.C. 20006.

The enclosed proxy statement contains complete information about the matters to be voted on at the Annual Meeting. We are also enclosing our Annual Report, which was filed with the Securities and Exchange Commission on Form 10-K on February 21, 2014.  Copies of these reports are available for review on our website, www.usasfc.com.

We hope you will be able to attend the meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope so that your shares will be represented and voted at the meeting.

Sincerely,

/s/ Dr. Steven C. Vick

Dr. Steven C. Vick
President and Chief Executive Officer

USA SYNTHETIC FUEL CORPORATION
1717 Pennsylvania Avenue N.W.
Suite 1025
Washington, D.C. 20006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, MAY 22, 2014
9:00 a.m. EST

To Our Stockholders:

The Annual Meeting of Stockholders of USA Synthetic Fuel Corporation (the “Company”) will be held at 9:00 a.m. (EST) on May 22, 2014, at the Company’s offices, Suite 1025, 1717 Pennsylvania Ave. N.W., Washington, D.C. 20006, for the following purposes:

1.	To elect seven members of our Board of Directors to serve until the next Annual Meeting or until each successor is duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To provide an advisory vote on the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

WHO MAY VOTE:

Stockholders of record of our common stock as of the close of business on April 22, 2014 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.  A list of stockholders will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our office located at 312 Walnut Street, Suite 1600, Cincinnati, OH 45202.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we encourage you to vote and submit your proxy by mail to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

By order of the Board of Directors,

/s/ Lynne R. Graves

Lynne R. Graves

Corporate Secretary

WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD.

TABLE OF CONTENTS

PROXY STATEMENT	1

RECORD DATE; QUORUM	1

VOTING PROCEDURES	1

SOLICITATION AND REVOCATION	2

PROPOSAL 1	3

PROPOSAL 2	9

PROPOSAL 3	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13

EXECUTIVE COMPENSATION AND OTHER MATTERS	15

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	16

DIRECTOR COMPENSATION	18

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	19

CODE OF CONDUCT AND ETHICS	20

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	21

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	22

OTHER MATTERS	22

USA SYNTHETIC FUEL CORPORATION
1717 Pennsylvania Avenue NW, Suite 1025, Washington, D.C. 20006  (513) 762-7870

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement, along with the accompanying notice of the 2014 Annual Meeting of stockholders (the “Annual Meeting”), contains information about the Annual Meeting of USA Synthetic Fuel Corporation, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:00 a.m. (EST) on Thursday, May 22, 2014, at the Company’s offices, Suite 1025, 1717 Pennsylvania Ave. N.W. Washington, D.C. 20006. In this proxy statement, we refer to USA Synthetic Fuel Corporation as “we,” “our,” “us” or the “Company.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about May 8, 2014, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of the proxy statement, we are also sending along with this proxy statement our 2013 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2013.

Important Notice Regarding the Availability of Proxy Materials for Our
 Annual Meeting to Be Held on Thursday, May 22, 2014

This Proxy Statement, our 2013 Annual Report to Stockholders, and our interim financial statements on Form 10-Q are available on the website of the Securities and Exchange Commission at www.sec.gov as well as on our website at http://www.usasfc.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: 312 Walnut Street, Suite 1600, Cincinnati, OH 45202, Attention: Lynne R. Graves. Exhibits will be provided upon written request and payment of a nominal processing fee.

RECORD DATE; QUORUM

Only holders of record of our common stock at the close of business on April 22, 2014, are entitled to vote at the Annual Meeting (the “Record Date”).  As of the Record Date, 81,048,806 shares of common stock were issued and outstanding.  Each share of stock gets one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time by a vote of a majority of shares of common stock held by stockholders present, until a quorum is obtained.

VOTING PROCEDURES

The shares represented by the proxies received, properly dated and executed and not revoked at the time of the meeting will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

 If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

The proposals to be voted on and information on the voting procedure with respect to each proposal are listed below:

Proposal 1:  Directors are elected by a plurality of the votes cast at the Annual Meeting, and the seven nominees who receive the most affirmative votes will be elected.  If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the seven nominees for director because the election of directors is not considered a routine matter.  Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Proposal 2:  Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon and present in person or by proxy at the Annual Meeting.  Proposal 2 is considered a routine matter and, therefore, if you are a beneficial owner, your bank, broker or other holder of record has the authority to vote your shares on this proposal if you have not furnished voting instructions within the specified period of time prior to the Annual Meeting.  Abstentions will be counted as a vote against Proposal 2.

Proposal 3:  Approval of Proposal 3 regarding an advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon and present in person or by proxy at the Annual Meeting.  If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to this proposal without specific instructions from you as to how to vote with respect to the election on Proposal 3 because this proposal is not considered a routine matter.  Abstentions will be counted as a vote against Proposal 3.  Broker non-votes represented by submitted proxies will have no effect on the results of Proposal 3.

Properly executed proxies, except for broker non-votes in respect of Proposals 1 and 3, that do not contain voting instructions will be voted (1) FOR each of the nominees named below for election as director, (2) FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, (3) FOR the advisory vote on the compensation of our named executive officers, and (4) at the discretion of the proxy holders with respect to other matters that may come before the Annual Meeting.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. You may change your vote by submitting a proxy card prior to the date of the Annual Meeting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse the related reasonable out-of-pocket expenses.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors will be elected at the Annual Meeting by the stockholders of the Company to hold office until the next Annual Meeting or until each successor is duly elected and qualified. It is intended that, unless authorization to do so is withheld, the proxies will be voted “FOR” the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.  We have nominated seven (7) directors.  All directors are currently serving as board members.

The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee	Age	Director Since	Principal Occupation
Harry H. Graves	57	December 2009	Chairman of the Board, Executive Chairman
J. Bradley Davis	74	March 2013	Director
John P. Proctor	72	March 2013	Director
William J. Weyand	69	March 2013	Director
Dr. Steven C. Vick	63	July 2010	Director, President and Chief Executive Officer
Ernest K. Jacquet	67	February 2012	Director and Director of Finance
James R. Treptow	67	November 2013	Director

Biographies

Harry H. Graves—Chairman of the Board, Executive Chairman.  Mr. Graves, 57, joined our Board of Directors in December 2009 and serves as Chairman. He also serves as the Chairman of Lima Energy Company and each of our domestic subsidiaries.  Mr. Graves is also employed as our Executive Chairman and has served in that capacity since September 2012.  Mr. Graves was our Chief Financial Officer, from July 2010 to December 31, 2012, and our Chief Executive officer in 2010.  Mr. Graves is President and Chief Executive Officer of GEI and has served in that capacity since the company’s founding in 1988. He has also served as a director of GEI since 1988.  Mr. Graves has served on the Steering Committee of the Coalition for the Green Bank, Washington, D.C. Mr. Graves was also the longest standing founding director of the Washington, D.C.-based Gasification Technologies Council, an organization formed to promote a better understanding of the potential role of gasification in the energy industry. Mr. Graves brings to our company a wealth of knowledge in the gasification business, developed over twenty years with GEI.  As an environmental technology entrepreneur, he provides strategic vision and innovative business techniques to our Board.  Prior to 1988, Mr. Graves worked for Procter & Gamble Company in positions of increasing responsibility in the Boston, New York, Philadelphia and Minneapolis markets, including Central Field Manager and Special Markets Manager at Procter & Gamble Company’s world headquarters in Cincinnati, Ohio. Mr. Graves earned a B.A. in economics from Trinity College in Hartford, Connecticut.

J. Bradley Davis—Director.  Mr. Davis, 74, joined our Board of Directors in March 2013. Mr. Davis is the Managing Partner of Ridge Capital Partners, LLC, a private equity investment firm that he founded in February 1989.   Mr. Davis was the President of Trivest, Inc., a private equity investment firm that he co-founded, from September 1981 to September 1988.  Prior to that time, he was a senior vice president at LaSalle Partners and a vice president with Chemical Bank in their New York, London, and Chicago offices.  Mr. Davis brings to our Board expertise in banking and private equity growth as well as experience as a portfolio owner.  Mr. Davis served on active duty in the U.S. Army from September 1961 to September 1963.  Mr. Davis serves on numerous private company, philanthropic, and social organization boards.  He earned a B.A. in journalism from The Pennsylvania State University.

John P. Proctor—Director.  Mr. Proctor, 72, joined our Board of Directors in March 2013. Mr. Proctor, 71, specialized in environmental and energy law and was the co-head of the environmental practice group at Winston & Strawn LLP from 1980 to 2008.  He joined Winston & Strawn in 1972.  From 1967 to1972, Mr. Proctor served in the U.S. Marine Corps.  Since his retirement from Winston & Strawn, he has been actively involved in several community organizations, including serving as treasurer and chairman of the audit committee of two churches (Holy Trinity Episcopal Church in Oxford, MD and St. John’s Episcopal Church in Essex, CT) and a trustee and finance committee member of three museums (the Oxford Maryland Museum, the Ward Museum of Salisbury, MD, and the Connecticut River Museum of Essex, CT) and a trustee and investment committee member of Salisbury University in Salisbury, MD.  Mr. Proctor brings to our Board extensive expertise in environmental and energy law and an understanding of the regulatory matters we may face as we grow.  Mr. Proctor earned a B.A. from Princeton University and an L.L.B. from the University of Pennsylvania School of Law.

James R. Treptow—Director. Mr. Treptow, 67, joined our board of directors in November 2013.  Mr. Treptow is the Founder and Chairman of Magellan Resources Group, a developer and owner of alternate energy and synthetic fuels production facilities in Virginia, West Virginia, Ohio and Pennsylvania.  Notable among project developed since 1995 is the largest wind farm (270 MW) in the east, at Mt. Storm, West Virginia and a group of landfill methane gas conversion facilities outside of Pittsburgh, Pennsylvania. From 2003 to 2012, Mr. Treptow served on the board of directors of Middlebury Financial Corporation (NASDAQ: MBRG). From 1976 – 1995, Mr. Treptow served as Founder and Chief Executive Officer of Treptow Development Company, a regional commercial property developer with offices in Texas, California, Georgia and Washington, DC that has completed more than 11 million square feet of office, industrial, hotel and specialty commercial space.  Mr. Treptow has served as a director of numerous private companies and community boards, including North American Advanced Materials Corporation, The Hill School, Wakefield School, and The Downtown Houston Association. As an entrepreneurial developer of large scale projects across America, Mr. Treptow brings to our Board extensive experience in strategic corporate growth and project development.  Mr. Treptow earned a BBA in Industrial Management from the University of Texas – Austin.

William J. Weyand—Director.  Mr. Weyand, 69, joined our Board of Directors in March 2013. Mr. Weyand brings a wealth of experience in maximizing shareholder value for corporations for which he has served, providing him insight into the operations and challenges that we may face as we grow as a public company.  Prior to his retirement, from January 2005 through March 2009, Mr. Weyand was Chairman and CEO of MSC Software a NASDAQ-traded company, before it was acquired in October 2009. From 1997 through 2001, he served as Chairman and CEO of Structural Dynamics Research Corporation, a NASDAQ-traded company which was acquired by EDS in 2001. Prior to that time he was Executive Vice President of Measurex Corporation.  Mr. Weyand has served on numerous boards of NASDAQ and NYSE-traded corporations prior to 2008.  Mr. Weyand earned a BBA in Marketing from Nichols College.

Dr. Steven C. Vick—Director, President and Chief Executive Officer.  Dr. Vick, 63, was appointed to our Board of Directors in June 2010.  Dr. Vick is our President and Chief Executive Officer and has served in that capacity since June 2010.  Dr. Vick is committed to the mission of our company, and his background in engineering and technology development as well as gasification facility operations positions him well to help steer the direction of this development stage company.  In addition, he was Chief Technology Officer for GEI, a position he has held from March 2006 to December 2012, and has served as President and Director of Carbon Management Technologies, LLC, a joint venture between Global Energy, Inc. and HTC Purenergy of Canada, or CMT, since February 2008, and President and Director of Cambridge Resources, LLC, also since 2008. Dr. Vick has served in various capacities with GEI and its affiliated companies since August 1995, including General Manager at the Wabash River Gasification Facility, now known as SG Solutions LLC, from September 2003 to February 2006 when it was under GEI’s management, and Senior Vice President of Global Environmental, Ltd. from 1995 to 2003.  Before joining GEI, Dr. Vick served as the President of Trans-End Technology, a PCB disposal company, from June 1994 until April 1995. From 1977 until June 1994, Dr. Vick worked for Union Carbide Corporation’s chemical and polymers companies and UNISON Transformer Services, Inc., a Union Carbide Corporation subsidiary, in various positions of increasing responsibility, including Director of Research and Technology. Dr. Vick earned a PhD in inorganic chemistry from Massachusetts Institute of Technology.

Ernest K. Jacquet—Director, Director of Finance.  Mr. Jacquet, 67, joined our board of directors on February 15, 2012.  He joined the management team as Director of Finance on September 1, 2012.  Mr. Jacquet has served as the Chairman of Passport Brands, Inc. since 2007 and Chairman of America Stand United for the Troops from 2009 to 2012.  He was a Managing Partner at Mentor Partners from 2005 to present. Previously, he was Managing Partner and Co-Founder of Parthenon Capital, a $1.7B private equity firm until August 2009.  Prior to co-founding Parthenon Capital in 1998, Mr. Jacquet was a General Partner at Summit Partners, a $6 billion venture capital firm where he started their Buyouts Group. In the 1980’s, he was a Principal at Bain Capital and was a member of the International M&A Group at Morgan Stanley & Co, New York. Mr. Jacquet spent eight years in the United Kingdom, where he became one of the youngest Directors of Trafalgar House Investments PLC developing Oil and Gas offshore. Prior to the North Sea, he served four years as a U.S. Navy Diving Officer in the Far East.  Currently, he serves as Chairman of the Board of Directors of Passport Brands (OTC:PBIX) the North American licensee of Marithe +Francois Girbaud. Mr. Jacquet has served on numerous boards including Chairman of Interline Brands Inc. which went public and grew to over a billion dollar market cap.   Mr. Jacquet brings to our Board extensive finance expertise as well as contacts from building a multi-billion dollar equity fund. Mr. Jacquet is a licensed Professional Engineer and patent holder. He earned his MSE and BSE with Honors from the University of Michigan and his MBA from Stanford Business School.

Board Composition

Our Board of Directors consists of seven (7) directors, with Mr. Graves serving as the chairman of the board. Although we are not presently required to have independent directors, our Board of Directors has determined that the following directors are independent directors for purposes of compliance with the applicable national securities exchange and SEC rules:  Messrs. Davis, Proctor, Weyand, and Treptow.  We intend to comply with applicable national securities exchange rules relating to the number of independent directors composing our board and we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.  We intend to comply with future governance requirements to the extent they become applicable to us.

Board Meetings

In 2013, there were a total of seven board meetings. No director attended less than 75% of the meetings. Our directors are, however, reimbursed for their travel expenses involved in attendance at board meetings. After March 2013, at which time we appointed independent directors to our board, our board committees met independently of the entire board.

We held our annual meeting on November 14, 2013 in Washington, D.C.  All of our directors were present at the meeting.  We do not currently have a written policy with regard to director attendance at annual meetings.

Board Committees

Our Board of Directors has an audit committee, a compensation committee, a nominating and governance committee, and an independent review committee.   Each of these committees, except the independent review committee which was recently formed, has a charter approved and adopted by our Board of Directors and the committee.  The committee charters are posted on our website at www.usasfc.com.

Audit Committee

The Board of Directors has an audit committee, consisting of Messrs. Davis, Proctor, and Treptow, with Mr. Davis serving as Chairman. Our Board of Directors has determined that each member of the audit committee meets the independence requirements of Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that Mr. Davis is an “audit committee financial expert” within the meaning of the SEC regulations.  The primary responsibilities of our audit committee include:

•	Appointing, approving the compensation of, and assessing the qualifications and independence of our independent registered public accounting firm, which currently is BDO USA, LLP.
•	Overseeing the work of our independent registered public accounting firm, including the receipt and assessment of reports from that firm.
•	Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures.
•	Preparing the audit committee report required by SEC rules to be included in our annual proxy statements.

•	Monitoring our internal control over financial reporting and our disclosure controls and procedures.
•	Reviewing and approving related party transactions.
•	Reviewing our risk management status.
•	Establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns.
•	Meeting independently with our independent registered public accounting firm and management.
•	Monitoring compliance by our senior financial officers with our code of conduct and ethics.

All audit and non-audit services to be provided by our independent registered public accounting firm must be approved in advance by the audit committee.

Compensation Committee

The Board of Directors has a compensation committee, consisting of Messrs. Davis, Proctor, and Weyand, with Mr. Weyand serving as Chairman. The primary responsibilities of the compensation committee include:

•	Annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer.
•	Determining the compensation of our chief executive officer.
•	Reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our other executive officers.
•	Overseeing an evaluation of our executive officers.
•	Overseeing and administering our cash and equity incentive plans, if any.

Policies and Procedures

Decisions regarding the compensation to be paid to our chief executive officer will be made by our compensation committee and decisions regarding compensation to be paid to our other executive officers will be approved by the board following recommendations from our chief executive officer.  We expect that the compensation committee will consider competitive market practices within our industry to update the compensation packages for our named executive officers that will allow us to continually attract and retain the best executive, professional and technical expertise for our industry, possibly utilizing independent compensation consultants. Our compensation committee will work with our executive management to formulate new policies and procedures for executive compensation other than for our chief executive officer that will enable us to retain our named executive officers and other senior management and attract additional new talent as we expand, while aligning with the best interests of our stockholders.

Nominating and Governance Committee

The Board of Directors has a nominating and governance committee, consisting of Messrs. Proctor, Davis, Treptow, and Weyand, with Mr. Proctor serving as Chairman. The primary responsibilities of the nominating and governance committee include:

•	Identifying individuals qualified to become members of our Board of Directors.
•	Recommending to our Board of Directors the persons to be nominated for election as directors and for each of our board committees.
•	Reviewing and making recommendations to our Board of Directors with respect to management succession planning.
•	Developing, updating and recommending to our Board of Directors corporate governance principles and policies.
•	Overseeing the evaluation of our Board of Directors.

•	Reviewing and making recommendations to our Board of Directors with respect to director compensation.

Consideration of Director Candidates Recommended by Stockholders

At this time, the nominating committee does not have a formal policy for the consideration of director candidates submitted by the Company’s stockholders.  The Board of Directors believes this is appropriate due to the size of the board, which consists of seven (7) individuals currently: two of whom (Mr. Graves and Dr. Vick) we believe have significant history and experience in the business area of the Company. The board, however, does have an unofficial policy that it will consider director candidates submitted by Company stockholders.  Any such nomination, together with a statement of the nominee's qualifications and consent to be considered as a nominee and to serve if elected, should be mailed to the Secretary of the Company no later than February 22, 2015, in order to be included in the proxy statement in connection with next year's Annual Meeting of stockholders.  The Company expects to adopt a formal policy for identifying, evaluating and considering director candidates, including nominees submitted by Company stockholders within the next twelve months.  At this time, we do not anticipate there will be any differences in the manner in which the nominating committee evaluates nominees for directors based on whether the nominee is recommended by a stockholder, by the Board of Directors, or by other means.  The Board of Directors expects to adopt a set of specific minimum qualifications that the Board of Directors and the nominating committee believe must be met by any nominee for a position on the Board of Directors along with any specific qualities or skills the nominating committee believes are necessary for one or more of the Company’s directors to possess.  We expect, at a minimum, these qualifications should include the following characteristics:

•	The highest personal and professional ethics, integrity and values;
•	Broad-based skills and experience at an executive, policy-making level in business, academia, government or technology areas relevant to the Company’s activities;
•	A willingness to devote sufficient time to become knowledgeable about the Company’s business and to carry out his or her duties and responsibilities effectively; and
•	A commitment to serve on the Board for two years or more at the time of his or her initial election.

Other factors we believe should be included in the selection process as it is developed may include, but are not limited to, the following:
•	Experience in the technology areas relevant to the Company’s activities;
•	Experience as a director or executive officer of a public company;
•	Experience as an independent public accountant;
•	Significant academic experience in a field of importance to the Company;
•	Recent experience in an operating role at a large company; and
•	Other relevant information.

The Board of Directors currently does not have a policy in place which considers diversity in identifying nominees for director.  As the Board of Directors recognizes that diversity within corporations is important, we also plan on implementing a diversity policy within the next twelve months.

Independent Review Committee

The Board of Directors established an independent review committee in April 2014, consisting of at least three independent non-executive members.  The initial composition of the committee is expected to be Messrs. Davis, Proctor, Treptow and Weyand.  The primary responsibilities of the committee are reviewing and approving:

•	All contracts entered into by the Company or its subsidiaries with a monetary value in excess of $100,000.
•	All engagements, retainers, or similar arrangements with lawyers, accountants, financial advisors, bankers or brokers pertaining to the sale of any assets, shares, or debt of the Company.
•	All new or changes to existing compensation and employment agreements.
•	All material documents relating to any financing transaction or asset sale transaction.
•	All submissions to regulators, such as the Securities and Exchange Commission.

•	Any guarantee, indemnity, or liability by the Company or Lima Energy Company in excess of $100,000.

Contacting the Board of Directors

Any stockholder who desires to contact our Board of Directors, committees of the Board of Directors or individual directors may do so by writing to:  USA Synthetic Fuel Corporation, 312 Walnut Street, Suite 1600, Cincinnati, OH 45202, Attention: Lynne R. Graves, Secretary. Mrs. Graves will direct such communication to the appropriate persons.

Leadership Structure and Risk Oversight

Our Board of Directors is currently chaired by Mr. Graves. As a general policy, our Board of Directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Dr. Vick serves as our President and Chief Executive Officer while Mr. Graves serves as our chairman of the board of directors.

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies.  Our Board of Directors performs this oversight role by using several different levels of review.  In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions.  In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our company’s risk that falls within the committee’s areas of responsibility.  In performing this function, each committee has full access to management, as well as the ability to engage advisors.

The Board of Directors recommends a vote “FOR” the nominees listed above as Directors to hold office until the 2015 Annual Meeting or until each successor is duly elected and qualified.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected BDO USA, LLP as the Company’s independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2014 and is asking the stockholders for ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm. Stockholder ratification is not required by our Company’s bylaws or under any other applicable legal requirement. If the stockholders do not ratify the Audit Committee’s appointment, the Audit Committee will reconsider the appointment.  A representative of the accounting firm does not expect to be present at the Annual Meeting.

We expect that BDO USA, LLP will audit our consolidated financial statements for fiscal year ending December 31, 2014, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters.  BDO USA, LLP may also perform certain non-audit services for our Company. The Audit Committee has determined that the provision of the services to be provided by BDO USA, LLP as set forth herein are compatible with maintaining their independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

Changes in Registrant’s Certifying Accountant

On June 21, 2013, the Audit Committee dismissed KWCO, PC as the Company’s independent registered public accounting firm, to be replaced by BDO USA, LLP.

The report on the financial statements for the year ended December 31, 2012 audited by KWCO, PC contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting, except that the report for the year ended December 31, 2012 was modified by an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

In respect of the Company’s fiscal year ended December 31, 2012, and through June 21, 2013, there were no disagreements with KWCO, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KWCO, PC, would have caused them to make reference thereto in their reports on the financial statements. We authorized KWCO, PC to respond fully to any inquiries of the successor accountant, with no limitations. We are not aware, and KWCO, PC did not inform us, of any reportable events that would require disclosure in this proxy statement.

On June 21, 2013, the Audit Committee engaged BDO USA, LLP as its new independent registered public accounting firm. During the fiscal year ended December 31, 2012 and as of June 21, 2013 (the date of the new engagement), we did not consult with BDO USA, LLP regarding either (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by BDO USA LLP, in either case where written or oral advice provided by BDO USA, LLP would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Audit Fees

The following table presents the fees billed for professional audit services rendered by KWCO, PC for fiscal years 2013 and 2012, professional audit services rendered by BDO USA, LLP for fiscal years 2013 and 2012 (re-audit) and fees billed for other services rendered by BDO USA, LLP for fiscal years 2013 and 2012.

	2013	2012
Audit Fees	$273,991	$114,729
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$273,991	$114,729

The Audit Committee reviewed and approved all audit services provided by BDO USA, LLP while the Board of Directors reviewed and approved the audit services provided by KWCO, PC, and concluded that these services were compatible with maintaining its independence.

Audit-Related Fees

Neither BDO USA, LLP nor KWCO, PC billed us for audit-related fees in 2013 or 2012.

Tax Fees

In connection with tax services, neither BDO USA, LLP nor KWCO, PC performed professional services related specifically to tax compliance for the two fiscal years ending December 31, 2013 and 2012.

All Other Fees

Neither BDO USA, LLP nor KWCO, PC billed us for any services or products other than audit fees, as listed above, for the fiscal year ending December 31, 2013 and 2012.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Board of Directors has established the following policies and procedures by which it will approve in advance any audit or permissible non-audit services to be provided to us by our independent auditor.

Prior to the engagement of the independent auditors for any fiscal year’s audit, management will submit to the Audit Committee for approval, lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year. The Audit Committee will adopt pre-approval schedules describing the recurring services that it has pre-approved, and will be informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule will be budgeted, and the Audit Committee will require the independent auditor and management to report actual fees versus the budget periodically throughout the year. The audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit committee will not grant approval for:

•	Any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to us.

•	Provision by the independent auditors to us of strategic consulting services of the type typically provided by management consulting firms.

•
The retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of our financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of USASF who is in an accounting role or financial reporting oversight role must be approved by the Board of Directors on a case-by-case basis where such services are to be paid for by us, and the Board of Directors will be informed of any services to be provided to such individuals that are not to be paid for by us.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	Whether the service creates a mutual or conflicting interest between the auditor and us.

•	Whether the service places the auditor in the position of auditing his or her own work.

•	Whether the service results in the auditor acting as management or an employee of our company.

•	Whether the service places the auditor in a position of being an advocate for our company.

Required Vote and Board Recommendation

While approval of the Independent Registered Public Accounting Firm proposal is not required, the board seeks the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

The Board of Directors recommends a vote “FOR” the following proposal:

RESOLVED, That action by the Audit Committee appointing BDO USA, LLP as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2014 is hereby ratified, confirmed, and approved.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

The Board of Directors is providing stockholders with the opportunity to vote on an advisory resolution, commonly known as “Say-on-Pay,” concerning approval of compensation of the named executive officers of USA Synthetic Fuel Corporation. This proposal is based on the results of the vote taken at our Annual Meeting held on November 14, 2013, which advised the Company to hold a vote on Say-on-Pay every year.

The Company currently does not have a formal compensation policy for our named executive officers.   The Compensation Committee, which is responsible for the compensation of our executive officers, over the next twelve months, will establish a formal compensation policy guided by the philosophy that the Company’s ability to provide sustainable value is driven by superior individual performance.

The Board of Directors believes that the compensation policy of the named executive officers should align the interests of the executive officers with those of our stockholders, and therefore plans to include in the compensation policy guidelines for stock ownership for our named executive officers.  The Board also believes that a company must offer competitive compensation to attract and retain experienced, talented and motivated employees.

Required Vote and Board Recommendation

Because the vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation policies and decisions.

The Board of Directors recommends a vote “FOR” the advisory approval of the compensation of the Company’s named executive officers.

RESOLVED, That the stockholders approve, on an advisory basis, the compensation of USA Synthetic Fuel Corporation’s named executive officers as described in the Executive Compensation and Other Matters section in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of April 22, 2014 by each of the following:

•	Each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially more than 5% of the common stock;

•	The executive officers named in the Summary Compensation Table in this annual report on Form 10-K;

•	Each of our directors and director nominees; and

•	All of our directors and executive officers as a group.

The amounts and percentages are based on 81,048,806 shares of common stock issued as of April 22, 2014, except as noted for convertible noteholders and warrantholders. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company, at its Cincinnati office, 312 Walnut Street, Suite 1600, Cincinnati, Ohio 45202.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage
5% Stockholders:
Trust 3 dtd. December 1, 2005 (1)	9,000,000	11.10%
Strative Capital Ltd. (2)	10,312,500	11.29%
Strative Capital Ltd. (3)	10,312,500	11.29%

Executive Officers and Directors:
Harry H. Graves (4)	32,396,046	39.97%
Steven C. Vick (5)	480,000	*
Ernest K. Jacquet (6)	434,471	*
J. Bradley Davis (7)	2,749,485	3.39%
John P. Proctor (8)	223,064	*
William J. Weyand (9)	63,882	*
James R. Treptow (10)	142,522	*
Daniel W. Dixon (11)	28,105	*
Lynne R. Graves (12)	32,396,046	39.97%

All executive officers and directors as a group:
(9 persons)	36,517,575	45.05%
Total Shares Outstanding:	81,048,806	100.00%

*         Less than 1%
(1)	Fifth Third Bank, 38 Fountain Square Plaza, Floor 17, Cincinnati, OH 45202, Agent for L.C. Davis, Trustee U/A Trust 3, dtd. December 1, 2005.

(2)
100 King Street, Suite 5700, Toronto, ON M5X 1C7 Canada. 4% subordinated secured convertible note due August 31, 2017 convertible into 10,312,500 shares of common stock contains right to vote shares. Ownership percentage is based on total of 91,361,306 shares.

(3)
100 King Street, Suite 5700, Toronto, ON M5X 1C7 Canada. Warrants for 10,312,500 shares of common stock are exercisable at any time through September 24, 2022. Voting power is contingent on exercise of warrants. Ownership percentage is based on total of 91,320,829 shares.

(4)
Based on a Form 4 filed with the SEC on February 28, 2014.  Includes 4,119,570 shares beneficially owned by      Mr. Graves’ spouse.  Does not include 40,477 shares that have been reserved but not issued to Mr. Graves.

(5)	Based on a Form 5 filed with the SEC on August 25, 2011.

(6)	Based on a Form 4 filed with the SEC on December 6, 2013. Mr. Jacquet owns 426,501 shares directly. Beneficial ownership includes 7,970 shares owned by his spouse.

(7)
Mr. Davis owns 341,198 shares directly.  Beneficial ownership includes 93,333 shares owned by his spouse, 1,557,142 shares owned by Ridge Advisors Inc., where Mr. Davis is principal, 757,812 shares owned by Ridge Capital Partners LLC, where Mr. Davis is a 50% partner and holds 50% of voting and investment power.

(8)	Based on Form 4 filed with the SEC on February 11, 2014.

(9)	Based on Form 4 filed with the SEC on February 11, 2014.

(10)	Based on Form 4 filed with the SEC on March 17, 2014.

(11)
Based on Form 4 filed with the SEC on December 17, 2013.  Mr. Dixon was granted a restricted stock award consisting of 50,000 shares of common stock by our Board of Directors, pursuant to the Company’s 2013 Stock Incentive Plan.  The grant is subject to a vesting period beginning on the grant date and ending on January 1, 2015 and is not reflected in this table.

(12)	Includes 28,276,476 shares beneficially owned by Mrs. Graves’ spouse. Mrs. Graves is the spouse of our executive chairman, Harry H. Graves.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The table set forth below summarizes for our named executive officers the compensation paid, accrued or granted, during or with respect to the fiscal years ended December 31, 2013 and 2012.

					Stock
Name and Principal Position	Year	Salary		Bonus	Awards	Other	Total

Steven C. Vick, President and
Chief Executive Officer	2013	$277,000		$-	$-	$-	$277,000
	2012	$276,996		$-	$-	$-	$276,996

Daniel W. Dixon, Chief
Financial Officer	2013	$187,000		$-	$81,000	$-	$268,000
	2012	$-		$-	$-	$-	$-

Harry H. Graves, Executive
Chairman	2013	$240,000		$-	$-	$-	$240,000
	2012	$213,336	(1)	$-	$-	$-	$213,336

(1) In 2012, Mr. Graves was paid $80,000 of his salary and has accrued $133,336 of his salary, which has not yet been paid.

2013 Grants of Plan-Based Awards

The following table shows the grant of plan-based awards in 2013:

Name	Date of Grant	No. of Shares	Vesting Date
Daniel W. Dixon	12/13/13	50,000	1/1/15

Outstanding Equity Awards at December 31, 2013

The following table shows the outstanding equity awards as of December 31, 2013:

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2013

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dr. Steven C. Vick	-	-	-	-	-	-	-	-	-
President and Chief Executive Officer
Daniel W. Dixon	-	-	-	-	-	50,000	$87,500	50,000	$87,500
Chief Financial Officer
Harry H. Graves	-	-	-	-	-	-	-	-	-
Executive Chairman

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Discussion of Summary Compensation set forth below. Based on its review and discussion with management, the Committee recommended to the Board of Directors that this summary be included in this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

William J. Weyand (Chairman)
J. Bradley Davis
John P. Proctor

Discussion of Summary Compensation

Employment Agreements

Three of our named executive officers have employment agreements, as detailed below.

Dr. Vick.  The employment agreement with Dr. Vick, entered into as of September 24, 2012, provides that Dr. Vick is an at-will employee and may be terminated for any reason at any time.  Under the agreement, we agreed to pay Dr. Vick an annual base salary of $277,000, with the possibility of a bonus based on board-determined performance-based criteria.  In the event that Dr. Vick’s employment agreement is terminated by us without “Cause”, as that term is defined in his employment agreement, we will be obligated to pay him his then-current rate of base salary for a period of one (1) year following termination.  In the event that Dr. Vick’s employment agreement is terminated by him in a manner that satisfies the definition of a “Separation from Service for Good Reason”, as that term is defined in the employment agreement, we will be obligated to pay him his then current rate of base salary for a period of one (1) year following termination.

Mr. Graves. The employment agreement with Mr. Graves, entered into as of September 24, 2012, provides for a five-year initial term with one-year automatically renewable extensions thereafter until terminated.  Under the agreement, we agreed to pay Mr. Graves an annual base salary of $240,000, with the possibility of a bonus based on board-determined performance-based criteria.  We do not anticipate paying a bonus in the immediate future.  In the event that Mr. Graves’ employment agreement is terminated by us without “Cause”, as that term is defined in his employment agreement, we will be obligated to pay Mr. Graves an amount equal to the sum of his then-current rate of base salary that would have been payable had he remained employed by us during the remainder of the term of his employment agreement in effect immediately prior to the date of termination, payable in accordance with our normal payroll procedures.  In the event that Mr. Graves’ employment agreement is terminated by him in a manner that satisfies the definition of a “Separation from Service for Good Reason”, as that term is defined in the employment agreement, we will be obligated to pay Mr. Graves an amount equal to the sum of his then-current rate of base salary that would have been payable had he remained employed by us during the remainder of the term of his employment agreement in effect immediately prior to the date of termination, payable in accordance with our normal payroll procedures.

We entered into an employment agreement with Mr. Daniel W. Dixon, our chief financial officer, as of January 1, 2013.

Mr. Dixon.  The employment agreement with Mr. Dixon provides that he is an at-will employee and may be terminated for any reason at any time.  Under the agreement, we agreed to pay Mr. Dixon an annual base salary of $187,000, with the possibility of a bonus of up to 70% of base salary based on board-determined performance-based criteria.  In the event that Mr. Dixon’s employment agreement is terminated by us without “Cause”, as that term is defined in his employment agreement, we will be obligated to pay him his then-current rate of base salary for a period of one (1) year following termination.  In the event that Mr. Dixon’s employment agreement is terminated by him in a manner that satisfies the definition of a “Separation from Service for Good Reason”, as that term is defined in the employment agreement, we will be obligated to pay him his then current rate of base salary and annual bonus, if applicable, for a period of one (1) year following the date of his termination.  The Company also committed to establishing a form of employee stock program within the next 12 months, under which Mr. Dixon will receive an initial grant of 50,000 shares of our common stock, and which will vest in full on January 1, 2015, as long as Mr. Dixon remains employed with us.  In October 2013, our Board of Directors adopted our 2013 Stock Incentive Plan, which was ratified by the stockholders at the 2013 Annual Meeting held on November 14, 2013.  On December 13, 2013, the Board of Directors granted the restricted stock award of 50,000 shares of our common stock to Mr. Dixon subject to a vesting period ending on January 1, 2015.

Executive Officer Biographies

Harry H. Graves—Chairman of the Board, Executive Chairman.  Mr. Graves, 57, joined our Board of Directors in December 2009 and serves as Chairman. He also serves as the Chairman of Lima Energy Company and each of our domestic subsidiaries.  Mr. Graves is also employed as our Executive Chairman and has served in that capacity since September 2012.  Mr. Graves was our Chief Financial Officer, from July 2010 to December 31, 2012, and our Chief Executive officer in 2010.  Mr. Graves is President and Chief Executive Officer of GEI and has served in that capacity since the company’s founding in 1988. He has also served as a director of GEI since 1988.  Mr. Graves has served on the Steering Committee of the Coalition for the Green Bank, Washington, D.C. Mr. Graves was also the longest standing founding director of the Washington, D.C.-based Gasification Technologies Council, an organization formed to promote a better understanding of the potential role of gasification in the energy industry. Mr. Graves brings to our company a wealth of knowledge in the gasification business, developed over twenty years with GEI.  As an environmental technology entrepreneur, he provides strategic vision and innovative business techniques to our Board.  Prior to 1988, Mr. Graves worked for Procter & Gamble Company in positions of increasing responsibility in the Boston, New York, Philadelphia and Minneapolis markets, including Central Field Manager and Special Markets Manager at Procter & Gamble Company’s world headquarters in Cincinnati, Ohio. Mr. Graves earned a B.A. in economics from Trinity College in Hartford, Connecticut.

Dr. Steven C. Vick—Director, President and Chief Executive Officer.  Dr. Vick, 63, was appointed to our Board of Directors in June 2010.  Dr. Vick is our President and Chief Executive Officer and has served in that capacity since June 2010.  Dr. Vick is committed to the mission of our company, and his background in engineering and technology development as well as gasification facility operations positions him well to help steer the direction of this development stage company.  In addition, he was Chief Technology Officer for GEI, a position he has held from March 2006 to December 2012, and has served as President and Director of Carbon Management Technologies, LLC, a joint venture between Global Energy, Inc. and HTC Purenergy of Canada, or CMT, since February 2008, and President and Director of Cambridge Resources, LLC, also since 2008. Dr. Vick has served in various capacities with GEI and its affiliated companies since August 1995, including General Manager at the Wabash River Gasification Facility, now known as SG Solutions LLC, from September 2003 to February 2006 when it was under GEI’s management, and Senior Vice President of Global Environmental, Ltd. from 1995 to 2003.  Before joining GEI, Dr. Vick served as the President of Trans-End Technology, a PCB disposal company, from June 1994 until April 1995. From 1977 until June 1994, Dr. Vick worked for Union Carbide Corporation’s chemical and polymers companies and UNISON Transformer Services, Inc., a Union Carbide Corporation subsidiary, in various positions of increasing responsibility, including Director of Research and Technology. Dr. Vick earned a PhD in inorganic chemistry from Massachusetts Institute of Technology.

Daniel W. Dixon—Chief Financial Officer.  Mr. Dixon, 50, was appointed as our Chief Financial Officer, effective January 2, 2013.  Mr. Dixon served as the Chief Financial Officer for Comair Airlines from June 2006 to December 2012. During Mr. Dixon’s career at Comair Airlines, which included a decade-long period of high growth as a NASDAQ-listed company, he held various executive level finance positions during its period as a NASDAQ-listed company prior to its acquisition by Delta Air Line, Inc. in 2000.  Mr. Dixon played a major role in the airline’s successful pioneering of the regional jet into the regional airline industry.  He received his bachelor’s degree in accounting from Emory & Henry College in Emory, Virginia.

Lynne R. Graves—Corporate Secretary.  Mrs. Graves, 57, is the spouse of our Chairman, Harry H. Graves.  She has served as our Corporate Secretary since 2010.  Prior to September 2012, she provided services to the Company as an independent contractor.  In 2013, she also became our Executive Vice President-Administration.  Prior to joining the Company, Mrs. Graves served as Secretary and a board member of Global Energy, Inc. from 1994 to September 2012. Mrs. Graves’ business experience includes 14 years in the insurance and reinsurance industry in positions of increasing responsibility with Connecticut General (CIGNA), Insurance Corporation of North America (INA), E.W. Blanch Co., Johnson & Higgins, and Rollins Hudig Hall (AON). She has held various Board positions in corporate, civic, and volunteer organizations.  Mrs. Graves received her B.A. degree in French from Middlebury College.

DIRECTOR COMPENSATION

On March 1, 2013, the board adopted an Independent Director Compensation Policy under which independent non-employee directors will receive an annual fee of $35,000, prorated based on the number of months the director serves on the board in any fiscal year, paid in either cash or our common stock at the discretion of the Company.  Independent non-employee directors also will receive reimbursement for reasonable travel expenses incurred to attend board and committee meetings during their term of office.   In 2012, no compensation was earned by or stock awards awarded to any of our directors.  In 2013, the following was earned by our independent non-employee directors:

		Earned
Name	Year	Fee

J. Bradley Davis	2013	$29,050
John P. Proctor	2013	$29,050
James R. Treptow	2013	$4,550
William J. Weyand	2013	$29,050

On February 7, 2014, the Company elected to pay the 2013 fee in common stock.  The amount of shares was calculated based on the closing price of $1.20 on that day:

		Common Stock
Name	Year	(in shares)

J. Bradley Davis	2013	24,208
John P. Proctor	2013	24,208
James R. Treptow	2013	3,792
William J. Weyand	2013	24,208

No compensation was paid to any of our directors who are also employees.  Their compensation is reflected in the summary compensation table above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.  Based on a review of the company’s records, we believe that all required reports have been filed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions, since January 1, 2012, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and to which any related person had or will have a direct or indirect material interest:

Acquisition of BOE Energy Asset

On September 24, 2012, Lima Energy Company acquired from GEI, a related party, approximately 200 million BOE energy asset consisting of approximately 50 million net tons of Illinois Basin coal located in Vigo County, Indiana, pursuant to a Purchase and Sale Agreement between Lima Energy and GEI. The purchase price consisted of $25 million in cash and assumed liabilities, and 2.5 million shares of our common stock. The carrying value of the asset on our books is shown as $25,568,863 which reflects the $25 million in cash and assumed liabilities and associated acquisition costs plus the fair value of the 2.5 million shares of common stock USASF issued to GEI using the average share price of shares that were actively traded on the OTCQB on or near the date of the transaction.

Issuance of Common Stock

On September 24, 2012, we issued 1,100,000 shares of common stock for $11,000,000 pursuant to a subscription agreement to GEI. The securities were issued in reliance upon applicable exemptions from registration under Section 4(a)(2) of the Securities Act and Section 506 of Regulation D promulgated thereunder.

Employment Agreements

Harry H. Graves

On September 24, 2012 the Company entered into an employment agreement with Harry H. Graves, our Chief Financial Officer and Chairman of the Board of Directors for the term of ten years.  The agreement states he will receive an annual salary of $240,000 and an annual bonus, at the sole discretion of the Board of Directors, based on the performance of the Company.  On December 31, 2012, he resigned as Chief Financial Officer but continued on as Executive Chairman.

Steven C. Vick

As of September 24, 2012 the Company entered into an employment agreement with Steven C. Vick, our President and Chief Executive Officer.  The agreement states he will receive an annual salary of $277,000 and an annual bonus, at the sole discretion of the Board of Directors, based on the performance of the Company.

Daniel W. Dixon

As of January 1, 2013 the Company entered into an employment agreement with Daniel W. Dixon as our Chief Financial Officer. The agreement states he will receive an annual salary of $187,000 and annual bonus based on performance metrics determined by the Board of Directors at a rate of up to seventy percent (70%) of his salary.

Other Employment

Lynne R. Graves, spouse of our chairman Harry H. Graves, is our corporate secretary and executive vice president-administration.  Mrs. Graves earned $210,000 for the year ended December 31, 2013.  We expect that she will remain employed with us in the upcoming year. She is an at-will employee and is not covered by an employment agreement.

Lima Energy Company EPC Contract

Our subsidiary, Lima Energy Company, expects to enter into a new EPC Contract with Gasification Engineering Corporation (“GEC”) for the construction of Lima Energy Gas 1.  The current contract has been in force since 2006, and will be terminated coincidentally with the new contract.  Our Chairman, Harry H. Graves, is also Chairman and sole shareholder of GEC.  Under this contract, whose terms have been substantially negotiated, GEC will be responsible for providing overall technical direction and project management, with the detailed engineering, procurement and construction being subcontracted to a Design Build Team.  The EPC contract will contain standard warranty provisions from the general contractor and the vendors.  The EPC contract price is expected to be $371.8 million. The draft contract has been preliminarily reviewed and approved by our audit committee pursuant to our related party transaction policy, and will be reviewed again before the contract is finalized.

Lima Energy Company Operations and Maintenance Agreement

We also expect that Lima Energy Company will enter into an operations and maintenance agreement with GEC to operate the Lima Facility. We intend that the terms of this agreement with GEC will be comparable to those available to us from unaffiliated third parties.

Litigation

In 2012, an action was filed in Hennepin County, Minnesota on behalf of Dorsey & Whitney LLP against Global Energy, Inc. and us seeking payment of a potential balance owed by Global Energy, Inc. dating back to 2007. The claim related to IPO work done by Dorsey & Whitney where they had agreed to carry costs to a successful completion, in order to win the assignment.  Global Energy, Inc. has defended this case in its entirety as the balance in question relates only to it.  On December 17, 2013, the Hennepin County District Court granted the Plaintiff’s Motion for Summary Judgment and denied the Defendants’ Motion for Judgment on the Pleadings.  The Defendants’ Motion would have dismissed the Company from the case. The amount of the judgment is $2,918,605 along with interest and costs. Global Energy plans to appeal the Court’s Order.  While Global Energy has consistently represented, and continues to represent, that it will be fully responsible for the matter and fully indemnifies the Company, the Company has accrued $3,075,000 for the legal exposure costs, estimated interest and other costs as of March 31, 2014 in connection with this matter.  This accrual is recorded in accrued expenses in our consolidated balance sheets. This accrual would be reversed when Global Energy settles the matter.

Policies and Procedures with Respect to Related Party Transactions

On December 13, 2013, our Board of Directors adopted a written policy regarding the review, and pre-approval of related party transactions. The policy is administered by the Audit Committee of the Board of Directors and includes a description of the types of transactions covered, the standards to be applied in reviewing such transactions and the process for review of such transactions.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.usasfc.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 312 Walnut Street, Suite 1600, Cincinnati, OH 45202. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the national securities exchange which the Company trades.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under the Acts.

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes and its internal audit function.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls and assessing the effectiveness of the Company’s internal control over financial reporting.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon.

In this context, the Audit committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.  The Audit Committee discussed with the independent auditors matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees,” as currently in effect.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for the audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission on February 21, 2014.

The Audit Committee also recommended to the Board of Directors, subject to stockholder ratification that was obtained on November 14, 2013, the selection of BDO USA, LLP as its independent registered public accounting firm for the fiscal year 2013. The Audit Committee has recommended to the Board of Directors, subject to stockholder ratification at its forthcoming Annual Meeting, the selection of BDO USA, LLP as its independent registered public accounting firm for the fiscal year 2014.

For the Audit Committee:

J. Bradley Davis  (Chairman)
John P. Proctor
James R. Treptow

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Any stockholder who intends to present a proposal (other than for director nominations) at the 2015 Annual Meeting of stockholders, currently expected to occur in May 2015, must deliver the proposal to the Corporate Secretary, USA Synthetic Fuel Corporation, 312 Walnut Street, Suite 1600, Cincinnati, OH 45202, no later than February 22, 2015 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

ANNUAL MEETING OF STOCKHOLDERS OF

USA SYNTHETIC FUEL CORPORATION

May 22, 2014

GO GREEN

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Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS,
"FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following nominees to our board of directors to each serve until the next annual meeting:
NOMINEES:
☐	FOR ALL NOMINEES	m Harry H. Graves m J. Bradley Davis m John P. Proctor m William J. Weyand m Dr. Steven C. Vick m Ernest K. Jacquet m James R. Treptow

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of the independent registered public accounting firm for fiscal year 2014 as recommended by the Board of Directors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve, on an advisory basis, the compensation of our named executive officers	☐	☐	☐

MARK X HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

USA SYNTHETIC FUEL CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2014

The undersigned stockholder of USA SYNTHETIC FUEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 8, 2014, and hereby appoints Lynne R. Graves as proxy, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of USA SYNTHETIC FUEL CORPORATION to be held on May 22, 2014 at the Company’s offices Suite 1025, 1717 Pennsylvania Avenue N.W., Washington, D.C. 20006 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

This Proxy, when executed, will be voted in the manner directed herein. If you do not specify below how you want your shares to be voted, this Proxy will be voted FOR the election of Directors, FOR Proposal 2, and FOR Proposal 3. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

 (Continued and to be signed on the reverse side)